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                                                                   EXHIBIT 23.2


                                    CONSENT

     The undersigned, on behalf of MedProbe, Inc. ("MedProbe"), hereby consents to the use by Anthra Pharmaceuticals, Inc. of certain disease incidence information of MedProbe in a registration statement filed or to be filed with the Securities and Exchange Commission.


                                        MEDPROBE, INC.

                                        By:  /s/ Mitchell Gersovitz
                                           ---------------------------
                                        Name: Mitchell Gersovitz
                                        Title: CEO
                                        Date: May 15, 1998



It should be understood that MedProbe's conduct of the market research or the reporting of results from the market research in no way represents MedProbe's affirmation of market potential for any specific agent and also does not represent an endorsement of the ultimate success or failure of any associated agent.



                                        /s/ Mitchell Gersovitz
                                        May 15, 1998